January 28, 2015	Grant Thornton LLP 757 Third Avenue, 9th Floor New York, NY 10017-4011 T 212.599.0100 F 212.370.4520 www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: American Realty Capital Daily Net Asset Value Trust, Inc.

File No. 333-169821

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Realty Capital Daily Net Asset Value Trust, Inc. dated January 28, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP